UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2004

Renal Care Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27640 (Commission File Number)	62-1622383 (I.R.S. Employer Identification No.)

2525 West End Avenue, Suite 600, Nashville, Tennessee (Address of Principal Executive Offices)	37203 (Zip Code)

(615) 345-5500
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Renal Care Group, Inc. (“RCG”) has entered into an amended and restated supply agreement with Amgen USA, Inc. (“Amgen”), effective as of December 1, 2004 (the “Agreement”). The Agreement sets forth the terms and conditions under which RCG will purchase Epoetin alfa (“EPOGEN”) and Darbepoetin alfa (individually, “Aranesp” and collectively with EPOGEN, the “Products”) from Amgen exclusively for the treatment of dialysis patients. The term of the Agreement is for the time period commencing January 1, 2004 and ending December 31, 2005.

     Pursuant to the terms of the Agreement, Amgen will be RCG’s exclusive supplier of the Products for all of its dialysis use requirements for erythropoietic stimulating protein. If RCG receives a competing offer from any third party for the sale of products in the same therapeutic class as the Products, RCG must notify Amgen of the competing offer and Amgen will have the opportunity to respond with its own pricing terms relating to the applicable products.

     The Agreement provides for discount pricing for Aranesp and EPOGEN purchased by RCG and its affiliates. Amgen may alter the wholesaler acquisition price for Aranesp to which the percentage discount is applied. The Agreement fixes through December 31, 2005 the wholesaler acquisition price for EPOGEN against which the percentage discount is applied, effectively fixing RCG’s cost of EPOGEN for 2005.

     Under the terms of the Agreement, the parties have also provided for specific rebates and incentives with respect to the Products, subject to various qualification requirements for which RCG will be evaluated each calendar quarter during the term of the Agreement. These qualification requirements are based on patient outcomes targets, volume growth of purchases of the Products by RCG and its affiliates and incentives calculated using a combination of these factors. The parties have also agreed to a Partner Information Program incentive contingent on RCG supplying certain data elements to Amgen electronically. An additional incentive is provided if RCG meets specified process improvement requirements with respect to the Partner Information Program. Finally, the Agreement provides for an incentive based on criteria designed to improve patient outcomes with regard to bone metabolism that, if satisfied, will be calculated and paid to RCG on a calendar quarterly basis.

     In connection with the Agreement, RCG has executed a Data Use Agreement with Amgen, under which RCG may disclose a limited data set of patient information to Amgen for purposes of Amgen’s Research and Public Health analyses.

Item 9.01 Financial Statements and Exhibits.

     None.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAL CARE GROUP, INC.
By:	/s/David M. Dill
David M. Dill
Executive Vice President and Chief Financial Officer

Dated: December 7, 2004